                                                       MTHM Draft
                                                          2/11/98

                                                      Exhibit 1-C
                                                      to Form S-3



                          $60,000,000
                 MASSACHUSETTS ELECTRIC COMPANY
                 (a Massachusetts corporation)


                 First Mortgage Bonds, Series V
        Due from 9 Months to 30 Years from Date of Issue


                     DISTRIBUTION AGREEMENT

                                                February __, 1998


[Name of Agent]
[Address of Agent]

Dear Agent:

          Massachusetts Electric Company (the Company) agrees with you with respect to the issue and sale by the Company of up to $60,000,000 aggregate principal amount of its First Mortgage Bonds, Series V (the Bonds). The Bonds are to be issued pursuant to an indenture supplemental (the Supplemental Indenture) to the First Mortgage Indenture and Deed of Trust dated as of July 1, 1949 (the Original Indenture) between the Company and State Street Bank and Trust Company (the Trustee), formerly Second Bank
- State Street Trust Company, successor to The Second National Bank of Boston (such Original Indenture as heretofore and hereafter supplemented, the Indenture).

          Subject to the terms and conditions stated herein, the Company hereby (i) appoints you as agent of the Company for the purpose of soliciting purchases of the Bonds from the Company by others and (ii) agrees that whenever the Company determines to sell Bonds directly to you as principal for resale to others, it will enter into a Terms Agreement relating to such sale in accordance with the provisions of Section 2(b) hereof. The Bonds shall have the maturities, interest rates, redemption provisions, and other terms set forth in the Prospectus referred to below, as it may be supplemented from time to time.

          The Company has filed with the Securities and Exchange Commission (the SEC) a registration statement on Form S-3
(No. 333-___) for the registration of First Mortgage Bonds, including the Bonds, and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the Securities Act). Such registration statement has been declared effective by the SEC, and the Indenture has been qualified under the Trust Indenture Act of 1939 (the Trust Indenture Act). Such registration statement and the prospectus filed pursuant to Rule 424 under the Securities Act, including all documents incorporated therein by reference, as from time to time amended or supplemented by the filing of documents pursuant to the Securities Exchange Act of 1934 (the Exchange Act), the Securities Act, or otherwise, are referred to herein as the Registration Statement and the Prospectus, respectively.

          The Company may from time to time appoint one or more other persons as agents for soliciting purchases of the Bonds from the Company by entering into distribution agreements substantially similar to this Agreement. The Company will notify you prior to making any such appointment and will notify you of any proposed additions, modifications, amendments, waivers, or changes of any nature with respect to any such distribution agreement. The Company reserves the right to sell, and may accept offers to purchase, Bonds directly on its own behalf.

          As used herein, Commencement Date shall have the meaning set out in Section 2(d) hereof and Settlement Date shall mean the time and date for the delivery of and payment for Bonds, whether sold under Section 2(b) hereof and the applicable Terms Agreement or under Section 2(a) hereof and the Administrative Procedures set out in Exhibit B hereto.

          SECTION 1. Representations and Warranties. (a) The Company represents and warrants to you, as of the Commencement Date and each Settlement Date with respect to any applicable Terms Agreement, and as of the times referred to in Sections 6(a) and 6(b) hereof (in each case the Representation Date), as follows:

          (i) The Registration Statement and the Prospectus, at the time the Registration Statement became effective, complied, and as of the applicable Representation Date will comply, in all material respects with the requirements of the Securities Act and the rules and regulations thereunder (the Regulations) and the Trust Indenture Act. The Registration Statement, at the time the Registration Statement became effective did not, and as of the applicable Representation Date will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the time the Registration Statement became effective did not, and as of the applicable Representation Date will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon information furnished to the Company in writing by you for use in the Registration Statement or Prospectus or to that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification under the Trust Indenture Act (Form T-1) of the Trustee.

          (ii) The documents incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the SEC, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder (the Exchange Act Regulations), and, when read together and with the other information in the Prospectus, at the time the Registration Statement became, and any amendments thereto become, effective, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

          (iii) Coopers & Lybrand L.L.P., who have certified certain financial statements included or incorporated by reference in the Prospectus, are independent public accountants as required by the Securities Act and the Regulations.

          (iv) The financial statements of the Company included or incorporated by reference in the Registration Statement will be correct and complete and will truly present the financial position of the Company as at the dates stated therein and the results of the operations of the Company for the periods stated therein. The Company had, on the date of the latest financial statements included or incorporated by reference in the Registration Statement, no material liabilities or obligations, fixed or contingent, other than those disclosed in the Prospectus or such financial statements, and since that date the Company has not incurred any material liabilities or obligations still outstanding, fixed or contingent, other than (i) in the ordinary course of business, (ii) as a result of transactions disclosed in the Prospectus, or (iii) short-term borrowings which result in short-term note indebtedness of not exceeding, in the aggregate at any one time outstanding, the limitations then authorized for the Company by the SEC under the Public Utility Holding Company Act of 1935 (the 1935 Act). Since the date of the latest financial statements included or incorporated by reference in the Registration Statement, there has not been any material adverse change in the financial condition of the Company not disclosed in the Prospectus. Except as disclosed in said Prospectus, there are no proceedings at law or in equity or before any Federal or state commission or other public authority the result of which might have a material adverse effect upon the financial condition of the Company.

          (v) The consummation of the transactions herein contemplated and the performance by the Company of the terms of this Distribution Agreement and each applicable Terms Agreement will not violate any of the terms, conditions, or provisions of, or constitute a default under, any franchise, indenture or other contract or agreement to which the Company is now a party or by which the Company or its property may be bound or affected, or the Company's articles of organization, by-laws, or preferred stock provisions, or any order of any court or administrative agency by which the Company is bound.

          (vi) The issue and sale of the Bonds are solely for the purpose of financing the business of the Company.

          (b) Any certificate signed by any officer of the Company and delivered to you or to your counsel in connection with an offering of Bonds shall be deemed a representation and warranty of and by the Company to you as to the matters covered thereby.

          SECTION 2.  Solicitations as Agent; Purchases as
Principal.

          (a) Solicitations as Agent. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, you agree, as agent of the Company to use your reasonable best efforts to solicit offers to purchase the Bonds upon the terms and conditions set forth in the Prospectus. You are hereinafter sometimes referred to, in your capacity as agent, as the Agent.

          The Company reserves the right, in its sole discretion, to suspend solicitation of purchases of the Bonds commencing at any time for any period of time or permanently. Upon receipt of instructions from the Company, you will forthwith suspend solicitation of purchases from the Company until such time as the Company has advised you that such solicitation may be resumed.

          The Company agrees to pay you a commission, in the form of a discount, equal to the percentage of the principal amount of each Bond sold by the Company as a result of a solicitation made by you as set forth in Schedule A hereto.

          As Agent, you are authorized to solicit orders for the Bonds only in denominations of $1,000 or any integral multiple thereof. You shall communicate to the Company, orally or in writing, each reasonable offer to purchase Bonds received by you as Agent. The Company shall have the sole right to accept offers to purchase the Bonds and may reject any such offer in whole or in part. You shall have the right, in your discretion reasonably exercised, to reject any offer to purchase the Bonds received by you in whole or in part, and any such rejection shall not be deemed a breach of your agreement contained herein. The Company reserves the right to sell, and may solicit and accept offers to purchase, Bonds directly on its own behalf, and, in the case of any such sale not resulting from a solicitation made by you, no commission will be payable with respect to such sale.

          (b) Purchases as Principal. Each sale of Bonds to you as principal shall be made in accordance with the terms of this Agreement and a separate agreement which will provide for the
sale of such Bonds to, and the purchase by, you.   Each such
separate agreement (which shall be substantially in the form of Exhibit A hereto and which may take the form of an exchange of any standard form of written telecommunication between you and the Company) is herein referred to as a Terms Agreement. Your commitment to purchase Bonds pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of Bonds to be purchased by you pursuant thereto, the price to be paid to the Company for such Bonds, the initial public offering price, if any, at which the Bonds are proposed to be reoffered, the Settlement Date, the place of delivery of and payment for such Bonds, and any other particular terms of the Bonds. Such Terms Agreement shall also specify any requirements for opinions of counsel, letters from Coopers & Lybrand L.L.P., and certificates of officers of the Company pursuant to Section 5 hereof.

          (c) Procedures. Procedural details relating to the issue and delivery of Bonds, and solicitation of offers to purchase Bonds, and the payment in each case therefor, shall be as set forth in the Administrative Procedures attached hereto as Exhibit B (the Procedures). You and the Company agree to perform the respective duties and obligations specifically provided to be performed by each of us herein and in the Procedures, as amended from time to time. The Procedures may be amended only by written agreement of you and the Company.

          (d) Delivery. The documents required to be delivered by Section 5 hereof shall be delivered at the office of Peabody & Arnold, counsel for State Street Bank and Trust Company, on the date hereof, or at such other time as you and the Company may agree upon in writing. Such time and date are herein called the Commencement Date.

          SECTION 3.  Covenants of the Company.  The Company
covenants with you as follows:

          (a) If, at any time when the Prospectus is required by the Securities Act to be delivered in connection with sales of the Bonds, any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of your counsel or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the Securities Act or the Regulations, immediate notice shall be given, and confirmed in writing, to you to cease the solicitation of offers to purchase the Bonds in your capacity as Agent and to cease sales of any Bonds you may then own as principal, and the Company will promptly prepare and file with the SEC such amendment or supplement, whether by filing documents pursuant to the Exchange Act or the Securities Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement comply with such requirements.

          (b) On or prior to the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall furnish such information to you, confirmed in writing, and shall cause the Prospectus to be amended or supplemented to include or incorporate by reference full or capsule financial information with respect to the results of operations of the Company for the period between the end of the preceding fiscal year and the end of such quarter or for such fiscal year, as the case may be, and corresponding information for the comparable period of the preceding fiscal year, as well as such other information and explanations as shall be necessary for an understanding of such financial information or as shall be required by the Securities Act or the Regulations; provided, however, that if on the date of such release you shall have suspended solicitation of purchases of the Bonds in your capacity as Agent pursuant to a request from the Company and shall not then hold any Bonds as principal, the Company shall not be obligated so to amend or supplement the Prospectus until such time as the Company shall determine that solicitation of purchases of the Bonds should be resumed or shall subsequently enter into a new Terms Agreement with you.

          (c) On or prior to the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year, the Company shall cause the Registration Statement and the Prospectus to be amended, whether by the filing of documents pursuant to the Exchange Act or the Securities Act or otherwise, to include or incorporate by reference such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent accountants with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such financial statements or as shall be required by the Securities Act or the Regulations; provided, however, that if on the date of such release you shall have suspended solicitation of purchases of the Bonds in your capacity as Agent pursuant to a request from the Company, and shall not then hold any Bonds as principal, the Company shall not be obligated so to amend or supplement the Prospectus until such time as the Company shall determine that solicitation of purchases of the Bonds should be resumed or shall subsequently enter into a new Terms Agreement with you.

          (d) The Company will make generally available to its security holders as soon as practicable, but not later than 18 months after the effective date of the Registration Statement and of each post-effective amendment thereto and after the date of each Terms Agreement, an earnings statement of the Company (which need not be audited) complying with Section 11(a) of the Securities Act and the Regulations (including, at the option of the Company, Rule 158 under the Act).

          (e) The Company will give to you notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether by the filing of documents pursuant to the Exchange Act or the Securities Act or otherwise (other than by the filing of an amendment or supplement relating solely to the terms of an issue of Bonds, a change in the principal amount of Bonds remaining to be sold, or similar changes) and will furnish your counsel with copies of any such amendment or supplement or other documents proposed to be filed, other than a current report on Form 8-K, a reasonable time in advance of filing, and will afford your counsel a reasonable opportunity to examine such amendment or supplement or other document and to make objections of substance thereto.

          (f) The Company will advise you immediately, (i) of the effectiveness of any amendment to the Registration Statement,
(ii) of the filing with the SEC of any supplement to the Prospectus or any document to be filed pursuant to the Exchange Act or the Securities Act which will be incorporated by reference in the Prospectus, (iii) of the receipt of any comments from the SEC with respect to the Registration Statement or the Prospectus,
(iv) of any request by the SEC for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (v) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (vi) of the issuance by the Massachusetts Department of Public Utilities (MDPU) of any order altering, suspending, supplementing, or otherwise affecting any of its order permitting the issuance and sale of the Bonds, (vii) of any action by the SEC which has the effect of eliminating the exemption from the requirement of obtaining an order under the 1935 Act pursuant to Rule 52 promulgated thereunder, and (viii) of the commencement of any litigation in connection with the Bonds against the Company or any of its directors or any signer of the Registration Statement.

          (g) The Company will promptly deliver to you a certified copy of the Registration Statement, as originally filed, and of all amendments thereto heretofore or hereafter made, including a copy of each consent included or incorporated by reference therein or filed as an exhibit thereto (but excluding any other exhibit thereto unless specifically requested by you) all to the extent not previously delivered. The Company will deliver to you in New York or Boston, as requested, as many unsigned copies of the Prospectus (as supplemented or amended, if the Company shall have made any supplements or amendments thereto) and any documents incorporated by reference therein as you may reasonably request so long as you are required to deliver a Prospectus in connection with the sale or solicitation of offers to purchase the Bonds.

          (h) The Company will furnish to you, at the earliest time the Company makes the same available to others, copies of its annual reports and other financial reports furnished or made available to the public generally.

          (i) The Company will endeavor, in cooperation with you, to qualify the Bonds for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as you may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Bonds; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Bonds have been qualified as above provided.

          (j) The Company, during the period when the Prospectus is required to be delivered under the Securities Act, will file promptly all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act.

          (k) Between the date of any Terms Agreement and the Settlement Date with respect to such Terms Agreement, the Company will not, without your prior consent, offer or sell, or enter into any agreement to sell, any debt securities of the Company (other than the Bonds) of the same or substantially similar maturity to the Bonds, except as may otherwise be provided in any such Terms Agreement.

          SECTION 4. Payment of Expenses. The Company covenants and agrees with you that the Company will pay or cause to be paid expenses incident to its performance of its obligations under this Agreement, including the following: (i) the preparation and filing of the Registration Statement and all amendments thereto,
(ii) the preparation, issuance, and delivery of the Bonds if in certificated form, (iii) the fees and disbursements of the Company's accountants and of the Trustee and its counsel, (iv) the qualification of the Bonds under securities laws in accordance with the provisions of Section 3(i), including filing fees and the reasonable fees and disbursements of your counsel in connection therewith and in connection with the preparation of any Blue Sky Survey and any Legal Investment Survey, (v) the printing and delivery to you in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto, and of the Prospectus and any amendments or supplements thereto, (vi) the printing and delivery to you of copies of the Indenture and any Blue Sky Survey and any Legal Investment Survey, (vii) any fees charged by rating agencies for the rating of the Bonds, (viii) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc., and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided in this subsection.

          The Company shall also reimburse you for the reasonable fees and disbursements of your counsel and any out-of-pocket expenses, including advertising expenses, incurred with the approval of the Company.

          SECTION 5.  Conditions of Obligations.  Your
obligations to solicit offers to purchase the Bonds as agent of the Company and your obligations to purchase Bonds pursuant to any Terms Agreement will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed and to the following additional conditions precedent:

          (a) Prior to the Commencement Date, the Indenture shall have been qualified under the Trust Indenture Act; there shall have been issued an order of the MDPU, to the extent that it has jurisdiction, permitting the issuance and sale of the Bonds, and at such time and at each Settlement Date with respect to any applicable Terms Agreement such order shall not contain any provision which, in your opinion or the opinion of the Company, is unduly burdensome to the Company.

          (b)  At the Commencement Date and at each Settlement
Date with respect to any applicable Terms Agreement, if called for by such Terms Agreement, you shall have received:

          (i)  The opinion, dated as of such date, of Robert King
     Wulff, Esquire, and/or Kirk L. Ramsauer, Esquire, Counsel for the Company, in form and substance satisfactory to you and your counsel, to the effect that:

               (A)  The Company is a corporation validly
          organized and duly existing under the laws of The Commonwealth of Massachusetts, has the corporate power to transact the electric business in which it is now engaged, and has franchises adequate for carrying on such business.

               (B) This Agreement (and, if the opinion is being given pursuant to Section 6(c) hereof on account of the Company having entered into a Terms Agreement, the applicable Terms Agreement) has been duly authorized, executed, and delivered by the Company.

               (C) The Company had corporate power proper and adequate for making the Indenture which was duly executed and delivered in accordance with proper authority from the stockholders and directors of the Company.

               (D)  The Supplemental Indenture, including
          Schedule A thereto, contains a correct and adequate description of the real estate, rights or interests in real estate, and fixed property of the Company acquired up to April 1, 1995, and not included in the Original Indenture or the previous supplemental indentures, and then owned of record, except for the properties expressly excluded from the Indenture.

               (E) All filings and recordings of or in respect of the Indenture have been duly made where such filings and recordings are necessary for the preservation or protection of the lien thereof, and the Indenture is a valid, binding, and enforceable instrument subject to laws of general application affecting the rights and remedies of mortgagees and creditors.

               (F) The Company has corporate power proper and adequate for the execution and issuance of the Bonds under the Indenture in the aggregate principal amount of $60,000,000, and, in accordance with due authorization from the stockholders and directors of the Company, when executed and certified as specified in the Indenture and delivered against payment therefor in accordance with this Agreement, will be duly issued and valid and binding obligations of the Company and entitled to the benefits and security of the Indenture.

               (G)  The Bonds are secured by a direct first
          mortgage lien on substantially all the properties and franchises now owned by the Company, subject to the property specifically excepted in the granting clauses of, and to the liens permitted by, the Indenture, including the prior lien of the Trustee for compensation, expenses, and liabilities; and, except as disclosed in the Prospectus, there is no existing indebtedness secured by lien on the property securing such Bonds ranking prior to or on a parity with the lien securing the Bonds.

               (H)  The property specifically described as
          mortgaged property in the Indenture constitutes substantially all of the property owned by the Company and used by, or useful to, it in its business, except for the property expressly excepted from the Indenture. None of the real estate and rights in real estate described in the schedules to the Indenture and which constitute the principal properties of the Company is excluded from the lien of the Indenture by virtue of the provisions of clause (c) of the paragraph in the Original Indenture beginning "But Specifically Reserving, Excepting and Excluding," and as to the remainder of the properties described in said schedules the exclusions, if any, by virtue of said clause (c) are minor.

               (I) The principal substations of the Company are in general on land owned by the Company, the balance being upon land of others pursuant to lease or other arrangements. The electric lines and related equipment of the Company are in general on land of others, being in substantial part located upon, over, or under public streets or highways and in part upon, over, or under private ways or other property not owned by the Company, such occupation of private property being in general pursuant to easements, licenses, or permits from owners thereof, but without examination of titles, or pursuant to long user, a majority of the poles being owned jointly with others, principally telephone companies.

               (J) With respect to the issue and sale of the Bonds, an appropriate order has been issued by the MDPU, to the extent it has jurisdiction, authorizing the issue and sale of the Bonds; the Company is exempted by Rule 52 under the 1935 Act from the requirement of an order of the SEC; the Indenture has been qualified under the Trust Indenture Act of 1939; the Registration Statement has become effective under the Securities Act; said order and said Registration Statement remain, to the best of such counsel's knowledge, in effect at this date; and no other approval, consent, or action of any governmental or regulatory authority is required for the issue and sale of the Bonds or the carrying out of the provisions of this Agreement (except that such counsel need express no opinion concerning the applicability of the blue-sky or securities laws of the several states in connection with sales by you and others of the Bonds).

               (K) The statements upon such counsel's authority made or incorporated by reference in the Registration Statement and in the Prospectus, relating to the Bonds are correct; the Registration Statement and the Prospectus, including all documents incorporated by reference therein in accordance with the requirements of Form S-3 under the Securities Act (except for the financial statements contained or incorporated by reference therein, as to which such counsel need express no opinion), comply as to form in all material respects with the relevant requirements of the Securities Act and the Exchange Act, as amended, and of the applicable rules, regulations, and releases of the SEC thereunder; and the Bonds conform to the description thereof in the Registration Statement and Prospectus.

               (L) Nothing has come to the attention of such counsel which leads them to believe that either the Registration Statement, or the documents incorporated by reference therein, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as amended or supplemented at the Commencement Date or said Settlement Date, as the case may be, contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

          (ii) The opinion of Milbank, Tweed, Hadley & McCloy, counsel to the Agent, with respect to the validity of the Indenture, the Bonds, the Registration Statement, the Prospectus, and other related matters as you may reasonably request.

          (c)  At the Commencement Date and at each Settlement
Date with respect to any Terms Agreement,

          (i) no stop order suspending the effectiveness of the Registration Statement shall have been entered and be in effect, no proceeding for that purpose shall be pending, and any request on the part of the SEC for amendments or additional information shall have been complied with to its satisfaction;

          (ii)  the order of the MDPU referred to in paragraph
     (a) of this Section shall remain in force and effect; and

          (iii) the representations and warranties of the Company herein shall be true and correct;

and you shall have received a certificate of an officer of the Company, dated as of the Commencement Date or such Settlement Date, if called for by the applicable Terms Agreement, to such effect to the best of his knowledge, information and belief.

          (d) At the Commencement Date and at each Settlement Date with respect to any Terms Agreement, if called for by such Terms Agreement, you shall have received from Coopers & Lybrand L.L.P., a letter, dated as of the Commencement Date or such Settlement Date, in form and substance satisfactory to you, to the effect that:

          (i) They are independent certified public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder;

          (ii) In their opinion the financial statements and financial schedules (included or incorporated by reference in the Registration Statement) examined by them as stated in their report (incorporated by reference in the Registration Statement) comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and of the published rules and regulations thereunder;

          (iii) On the basis of reading the minutes of the meetings of the stockholders and the Board of Directors of the Company held during any period subsequent to 1996, and not covered by the financial statements referred to in paragraph (ii) of this clause, as set forth in the minute books through a specified date not more than five business days prior to the date of their letter, a reading of the unaudited financial statements of the Company included or incorporated by reference in the Registration Statement, and inquiries of officials of the Company who have responsibility for financial and accounting matters (which procedures do not constitute an examination made in accordance with generally accepted standards), they agree that if any unaudited amounts of total operating revenue and net income are set forth or incorporated by reference in the Registration Statement, including amounts set forth under "Selected Financial Information", they agree with the corresponding amounts set forth in the unaudited financial statements for that period. Those officials of the Company who have responsibility for financial and accounting matters stated:

               (A)  that the unaudited financial statements
          included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the published rules and regulations thereunder, and that said financial statements are in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement;

               (B) that, during the period from the date of the latest financial statements included or incorporated by reference in the Registration Statement through a specified date not more than five business days prior to the date of their letter, there was no change in the capital stock and no increase in long-term debt of the Company; and

          (iv) That they have compared the dollar amounts contained in Exhibit 12 (Computation of Ratio of Earnings to Fixed Charges) to the Registration Statement with such dollar amounts derived from the general accounting records of the Company or from schedules prepared by the Company or derived directly from such records or schedules by analysis or computation, and have found such dollar amounts to be in agreement, and have recalculated the ratios contained in
     Exhibit 12 and have found the calculation of such ratios to be mathematically correct, except in each case as otherwise stated in said letter.

          (e) At the Commencement Date and at each Settlement Date with respect to any applicable Terms Agreement, your counsel shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Bonds as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained and all proceedings taken by the Company in connection with the issuance and sale of the Bonds as herein contemplated shall be satisfactory in form and substance to you and your counsel.

          (f) Your obligations to purchase Bonds pursuant to any Terms Agreement will be subject to the following further conditions: (i) the rating assigned by any nationally recognized securities rating agency to any debt securities of the Company as of the date of the applicable Terms Agreement shall not have been lowered since that date; (ii) there shall not have occurred, since the date of the applicable Terms Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business; (iii) there shall not have come to your attention any facts that would cause you to believe that the Prospectus, at the time it was required to be delivered to a purchaser of the Bonds, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading; (iv) there shall not have occurred any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) there shall not have occurred any banking moratorium declared by Federal or New York authorities; or (vi) there shall not have occurred any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress, or any other substantial national or international calamity or emergency if, in the judgment of the Agent, the effect of such outbreak, escalation, declaration, calamity, or emergency makes it impracticable or inadvisable to proceed.

          If any condition specified in this Section shall not have been fulfilled, this Agreement (and, at your option, any Terms Agreement) may be terminated by you by notice to the Company at any time at or prior to the applicable Settlement Date, and such termination shall be without liability of any party to any other party, except that the covenants set forth in
Section 3(d) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreement set forth in Section 7 hereof, and the provisions of Sections 8 and 12 hereof shall remain in effect.

          SECTION 6.  Additional Covenants of the Company.  The
Company covenants and agrees that:

          (a) Each acceptance by it of an offer for the purchase of Bonds, and each sale of Bonds to you pursuant to a Terms Agreement, shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to you pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or his agent, or you, of the Bond or Bonds relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and the Prospectus as amended and supplemented to each such time);

          (b) Within five business days after the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement relating solely to the terms of an issue of Bonds, a change in the principal amount of Bonds remaining to be sold, or similar changes) or there is filed with the SEC any document incorporated by reference into the Prospectus, and, if so indicated in the applicable Terms Agreement, each time the Company sells Bonds to you pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished to you forthwith (but only upon your request in the event of the filing with the SEC of, or an amendment or supplement to the Registration Statement or the Prospectus solely by, a report on Form 8-K) a certificate in form satisfactory to you to the effect that the statements contained in the certificate referred to in Section 5(c) hereof which were last furnished to you are true and correct at the time of such amendment or supplement or filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, certificates of the same tenor as the certificates referred to in said Section 5(c), modified as necessary to relate to the Registration Statement and the

Prospectus as amended and supplemented to the time of delivery of such certificates;

          (c) Within five business days after the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement (i) relating solely to the terms of an issue of Bonds, a change in the principal amount of Bonds remaining to be sold, or similar changes or (ii) setting forth or incorporating by reference financial statements or other information as of and for a fiscal quarter) or there is filed with the SEC any document (other than a document setting forth or incorporating by reference only financial statements or other financial information) incorporated by reference into the Prospectus, and, if so indicated in the applicable Terms Agreement, each time the Company sells Bonds to you pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished to you and your counsel forthwith (but only upon your request in the event of the filing with the SEC of, or an amendment or supplement to the Registration Statement or the Prospectus solely by, a report on Form 8-K) a written opinion of Robert King Wulff and/or Kirk L. Ramsauer, Counsel for the Company, or other counsel satisfactory to you, dated the date of delivery of such opinion, in form satisfactory to you, of the same tenor as the opinion referred to in paragraphs (K) and (L) of Section 5(b)(i) hereof and as to such other matters referred to in Section 5(b)(i) hereof as you may request but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion or, in lieu of such opinion, counsel last furnishing such opinion to you shall furnish you with a letter to the effect that you may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance); and

          (d) Within five business days after the filing with the SEC of each of the Company's annual report on Form 10-K, the Company's quarterly reports on Form 10-Q, and any of the Company's current reports on Form 8-K which contain financial information, and each other time that the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information or there is filed with the SEC any document incorporated by reference into the Prospectus which contains additional financial information or, if so indicated in the applicable Terms Agreement, the Company sells Bonds to you pursuant to a Terms Agreement, the Company shall cause Coopers & Lybrand L.L.P. to furnish to you forthwith (but only upon your request in the event of the filing with the SEC of, or an amendment or supplement to the Registration Statement or the Prospectus solely by, a report on Form 8-K) a letter, dated no earlier than the date of filing of such amendment, supplement or document with the SEC, or the date of such sale, as the case may be, in form satisfactory to you, of the same tenor as the portions of the letter referred to in clauses (i) and (ii) of
Section 5(d) hereof but modified to relate to the Registration Statement and Prospectus, as amended and supplemented to the date of such letter, and of the same general tenor as the portions of the letter referred to in clauses (iii) and (iv) of said Section 5(d) with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, however, that if the Registration Statement or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, Coopers & Lybrand L.L.P. may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless any other information included therein of an accounting, financial or statistical nature is of such a nature that, in your reasonable judgment, such letter should cover such other information; provided, further, that with respect to the filing of any of the Company's reports on Form 8-K containing only financial information which does not in any way reflect any material change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, the Company may provide you with a certificate of its Treasurer, Assistant Treasurer, or a principal accounting officer to such effect in lieu of the letter from Coopers & Lybrand referred to above in this paragraph (d).

          SECTION 7. Indemnification. (a) The Company will indemnify and hold harmless you and each person, if any, who controls you within the meaning of Section 15 of the Securities Act against any loss, claim, or liability, joint or several (including the reasonable cost of investigating or defending any such alleged loss, claim, or liability and reasonable counsel fees incurred in connection therewith), arising by reason of any person acquiring any of the Bonds, on the ground that the Registration Statement or the Prospectus, or any amendment or supplement thereto, includes or included an untrue statement of a material fact or omits or omitted to state a material fact which (in the case of the Registration Statement, or any amendment thereto) is or was required to be stated therein or is or was necessary to make the statements therein not misleading or which (in the case of the Prospectus, or any amendment or supplement thereto) is or was necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon written information furnished to the Company by you, for use therein, or unless such statement or omission shall occur in the Statement of Eligibility and Qualification under the Trust Indenture Act (Form T-1) of the Trustee under the Indenture. Upon commencement of any such suit, if you or any controlling person wish to make a claim in respect thereof against the Company under its agreement herein contained, you or such controlling person, as the case may be, shall, within thirty days after the summons or other first legal process giving information of the nature of the claim shall have been served upon you or upon such controlling person (or after he shall have received notice of such service on any designated agent), give notice in writing of such suit to the Company; but failure so to notify the Company shall not relieve it from any liability which it may have to the person against whom such suit is brought, otherwise than on account of its indemnity agreement contained in this paragraph. The Company will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any such suit, and, if the Company elects to assume the defense, the defendant or defendants therein will be entitled to participate in the defense but shall bear the fees and expenses of any additional counsel retained by them, unless the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnity by the Company hereunder shall apply in respect of
(i) any Prospectus used at a time not authorized under the Securities Act or this Agreement, (ii) any Prospectus used in unamended or unsupplemented form after the same has been amended or supplemented, provided the Company has supplied such amendment or supplement to you, or (iii) you, or any person controlling you, on account of any loss, claim, or liability arising by reason of any person acquiring any of the Bonds, if a copy of the Prospectus has not been sent or given by you or a securities dealer to such person with or prior to the written confirmation of the sale involved.

          (b) You will indemnify and hold harmless the Company and each of its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, to the same extent as the Company in the foregoing paragraph (a) agrees to indemnify and hold harmless you, but only with respect to any written information furnished to the Company by you for use in the Prospectus, or any amendment or supplement thereto. If any action shall be brought hereunder against the Company or any such officer, director, or controlling person, you shall have the rights and duties given to the Company by paragraph (a), and the Company or such officer, director, or controlling person shall have the rights and duties given to you by said paragraph.

          (c)  If the indemnification provided for in this
Section 7 is unavailable to an indemnified party, each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, or liability, in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and by you on the other but also the relative fault of the Company on the one hand and of you on the other in connection with the statement or omission that resulted in such loss, claim, or liability, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and you on the other in connection with the sale of the Bonds shall be deemed to be in the same proportion as the total sales price received by the Company from the sale of the Bonds to the date of liability, before deducting expenses, bear to the total discounts or commissions, if any, received by you to the date of such liability. The relative fault of the Company on the one hand and of you on the other shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by you and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          SECTION 8. Status of the Agent. In soliciting purchases of the Bonds from the Company, you are acting solely as agent for the Company and not as principal. You will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Bonds from the Company has been solicited by you and accepted by the Company but you shall not have any liability to the Company in the event any such purchase is not consummated for any reason.

          SECTION 9. Representations, Warranties and Agreement to Survive Delivery. All representations, warranties and agreements contained in this Agreement or any Terms Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of you or any controlling person, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Bonds.

          SECTION 10. Termination. This Agreement may be terminated for any reason, at any time by either party hereto upon the giving of 30 days' written notice of such termination to the other party hereto. In the event of any such termination, neither party will have any liability to the other party hereto, except that (i) you shall be entitled to any commissions earned in accordance with the third paragraph of Section 2(a) hereof,
(ii) if at the time of termination (A) you shall own any of the Bonds with the intention of reselling them or (B) an offer to purchase any of the Bonds has been accepted by the Company but the time of delivery to the purchaser or his agent of the Bond or Bonds relating thereto has not occurred, the covenants set forth in Sections 3 and 6 hereof shall remain in effect until such Bonds are so resold or delivered, as the case may be, and (iii) the covenant set forth in Section 3(d) hereof, the provisions of
Section 4 hereof, the indemnity agreement set forth in Section 7 hereof, and the provisions of Sections 8 and 12 hereof shall remain in effect.

          SECTION 11. Notices. Any request, consent, notice, or other communication on your behalf shall be given in writing addressed to the Treasurer of the Company at 25 Research Drive, Westborough, Massachusetts 01582, and any notice or other communications by the Company to you shall be given in writing addressed to [Name and Address of Agent].

          SECTION 12. Parties. This Agreement and any Terms Agreement shall inure to the benefit of and be binding on the Agent and the Company and their respective successors. Nothing expressed or mentioned in this Agreement or any Terms Agreement is intended or shall be construed to give any person, firm, or corporation, other than the parties hereto and their respective successors and the controlling persons, officers, and directors referred to in Section 7, and their heirs and legal representatives, any legal or equitable right, remedy, or claim under or in respect of this Agreement or any Terms Agreement or any provision herein or therein contained. This Agreement and any Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons, officers, directors, and their heirs and legal representatives, and for the benefit of no other person, firm, or corporation. No purchaser of Bonds shall be deemed to be a successor by reason merely of such purchase.

          SECTION 13.  Governing Law.  This Agreement and the
rights and obligations of the parties created hereby shall be governed by the laws of The Commonwealth of Massachusetts.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between you and the Company in accordance with its terms.


                                   Very truly yours,

                                   MASSACHUSETTS ELECTRIC COMPANY


                                   By____________________________
                                     Name:
                                     Title:

CONFIRMED AND ACCEPTED, as of the date
first above written:

[NAME OF AGENT]


By_______________________
  Name:
  Title:

                                                        EXHIBIT A




                  MASSACHUSETTS ELECTRIC COMPANY

                  (A Massachusetts corporation)

                  First Mortgage Bonds, Series V

                         TERMS AGREEMENT



                                         __________________, 19__



Massachusetts Electric Company
25 Research Drive
Westborough, Massachusetts  01582

Attention:  Treasurer


         Re:  Distribution Agreement dated ________, 19__


          Subject to the terms and conditions of the Distribution
Agreement dated ______________, 19__, between Massachusetts
Electric Company (the Company) and the undersigned, the undersigned agrees to purchase the following Bonds: $

               Original Issue Date:

               Principal Amount:

               Purchase Price:     %

               Original Issue Discount, if any:

               Maturity Date:

               Interest Rate:      %

               Redemption Provisions:

               Method of and Specified Funds for Payment of Purchase Price:

               [By certified or official bank check or checks, payable to the order of the Company in Boston Federal Reserve Bank (same day) Funds.] [By wire to a bank account specified by the Company in immediately available funds.]

               Settlement Date:

               Exceptions, if any, to Section 3(k) of the Distribution Agreement:

                    [The following documents referred to in the Distribution Agreement shall be delivered as a condition to the Closing:
                         [The certificate referred to in Section
                           [5(c)][6(b)].]
                         [The opinion referred to in Section
                           [5(b)(i)][6(c)].]
                         [The opinion referred to in Section
                           5(b)(ii).]
                         [The accountants' letter referred to in
                           Section [5(d)][6(d)].]]

Syndicate Provisions:

          [Set forth any provisions relating to underwriters' default and step-up of amounts to be purchased by underwriters acting with [Agent]].


                              [NAME OF AGENT]


                              By___________________________
                                Name:
                                Title:

Accepted:

MASSACHUSETTS ELECTRIC COMPANY


By___________________________
  Name:
  Title:

                                                            Schedule A



                    Medium Term Note Programs
                    --------------------------

                           Fee Schedule
                          -------------


                                   [Name of       [Name of
          MTN Maturity              Agent]         Agent]
          ------------             --------       --------

9 months to less than 12 months                0.125             0.125
12 months to less than 18 months               0.150             0.150
18 months to less than 24 months               0.200             0.200
24 months to less than 30 months               0.250             0.250
30 months to less than 3 years                 0.300             0.300
3 years to less than 4 years                   0.350             0.350
4 years to less than 5 years                   0.450             0.450
5 years to less than 6 years                   0.500             0.500
6 years to less than 7 years                   0.500             0.500
7 years to less than 8 years                   0.550             0.550
8 years to less than 9 years                   0.550             0.550
9 years to less than 10 years                  0.550             0.550
10 years to less than 15 years                 0.600             0.600
15 years to less than 20 years                 0.600             0.600
20 years to less than 30 years                 0.750             0.750

                                                        EXHIBIT B



                  MASSACHUSETTS ELECTRIC COMPANY

                  First Mortgage Bonds, Series V
                    Administrative Procedures


          First Mortgage Bonds, Series V (the Bonds) in the aggregate principal amount of up to $60,000,000 are to be offered from time to time by Massachusetts Electric Company (the Company). [Name of Agent] as agent (the Agent) has agreed to use its reasonable best efforts to solicit purchases of the Bonds directly from the Company, and may also purchase Bonds, as principal, for resale. The Bonds are being offered and sold pursuant to a Distribution Agreement between the Company and the Agent, dated [__________] 1998 (the Distribution Agreement). The Bonds have been registered with the Securities and Exchange Commission (the SEC). The Bonds will be issued pursuant to an indenture supplemental to the First Mortgage Indenture and Deed of Trust dated as of July 1, 1949 (the Indenture) between the Company and State Street Bank and Trust Company (formerly Second Bank - State Street Trust Company, successor to The Second National Bank of Boston), as trustee (in its capacity as trustee under the Indenture and otherwise, referred to herein as State Street).

          Each Bond will be represented by either a Global Security (as defined hereinafter) delivered to State Street, as agent for the Depository Trust Company (DTC), and recorded in the book-entry system maintained by DTC (a Book-Entry Bond) or a certificate delivered to the holder thereof or a person designated by such holder (a Certificated Bond). In the event that Book-Entry certificates are to be delivered to other depositaries or their agents, the administrative procedures will be appropriately amended or supplemented at that time. An owner of a Book-Entry Bond will not be entitled to receive a certificate representing such Bond. Book-Entry Bonds will be issued in accordance with the administrative procedures set forth in Part I hereof and Certificated Bonds will be issued in accordance with the administrative procedures set forth in Part II hereof.

          To the extent the procedures set forth below conflict with the provisions of the Bonds, the Indenture, or the Distribution Agreement, the relevant provisions of the Bonds, the Indenture, and the Distribution Agreement shall control. Unless otherwise defined herein, terms defined in the Indenture shall be used herein as therein defined.

     PART I:  ADMINISTRATIVE PROCEDURES FOR BOOK ENTRY BONDS


          In connection with the qualification of the Book-Entry Bonds for eligibility in the book-entry system maintained by DTC, State Street will perform the custodial, document control, and administrative functions described below, in accordance with its respective obligations under a Letter of Representations from the Company and State Street to DTC, dated as of [__________], and a Medium-Term Note Certificate Agreement between State Street and DTC, dated as of August 21, 1989, and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System (SDFS).

Issuance:                On any date of settlement (as defined
                         under Settlement below) for one or more
                         Book-Entry Bonds, the Company will issue a single global security in fully registered form without coupons (a
                         Global Security) representing up to
                         $60,000,000 principal amount of all such Bonds that have the same maturity, interest rate, redemption, and, in the case of original issue discount Bonds, original issue discount provisions
                         (collectively, the Terms).  Each Global
                         Security will be dated and issued as of
                         the date of its certification by State
                         Street.  No Global Security will
                         represent any Certificated Bond.

CUSIP                    The Company has arranged with the CUSIP
                         Numbers:  Service Bureau of Standard &
                                   Poor's Corporation (the CUSIP Service
                                   Bureau) for the reservation of one
                                   series of CUSIP numbers (including
                                   tranche numbers).  This series consists
                                   of approximately 900 CUSIP numbers and
                                   relates to Global Securities
                                   representing the Book-Entry Bonds.  The
                                   Company has delivered to State Street
                                   and to DTC a written list of the numbers in such series. State Street will assign CUSIP numbers to Global Securities as described below under Settlement Procedure "B". DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that State Street has assigned. At any time when fewer than 100 of the reserved CUSIP numbers of the series remain unassigned, and if it deems necessary, the Company will reserve additional CUSIP numbers for assignment to Global

                         Securities.  Upon obtaining such
                         additional CUSIP numbers, the Company
                         shall deliver a list thereof to State
                         Street and DTC.

Registration:            Each Global Security will be registered
                         in the name of Cede & Co., as nominee
                         for DTC, on the transfer registry
                         maintained under the Indenture.  The
                         beneficial owner of a Book-Entry Bond
                         (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Bond, the Participant) to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participant, a credit balance with respect to such Bond in the account of such Participant. The ownership interest of such beneficial owner in such Bond will be recorded through the records of such Participant or through the separate records of such Participant and one or more indirect participants in DTC.

Transfers:               Transfers of a Book-Entry Bond will be
                         accomplished by book entries made by DTC and, in turn, by the Participant (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferees and transferors of such Bond.

Consolidations:          State Street may deliver to DTC and the
                         CUSIP Service Bureau at any time, but at least 30 days before the consolidation is to be effective, a written notice of consolidation specifying (i) the CUSIP numbers of two or more outstanding
                         Global Securities that represent Book-
                         Entry Bonds having the same Terms and
                         for which interest has been paid to the
                         same date, (ii) a date, occurring at
                         least thirty days before the next
                         Interest Payment Date for such Book-
                         Entry Bonds, on which such Global
                         Securities shall be exchanged for a
                         single replacement Global Security, and
                         (iii) a new CUSIP number to be assigned
                         to such replacement Global Security.
                         Upon receipt of such a notice, DTC will
                         send to each Participant (including
                         State Street) a written reorganization
                         notice to the effect that such exchange
                         will occur on such date.  Prior to the
                         specified exchange date, State Street
                         will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global
                         Securities to be exchanged will no
                         longer be valid.  On the specified
                         exchange date, State Street will
                         exchange such Global Securities for a
                         single Global Security bearing the new
                         CUSIP number, and the CUSIP numbers of
                         the exchanged Global Securities will be
                         cancelled and not immediately
                         reassigned.

Denominations:           Book-Entry Bonds will be issued in
                         principal amounts of $1,000 or any
                         integral multiple thereof.

Interest:                Each Book-Entry Bond will bear interest
                         from the date as of which the Global
                         Security representing such Book-Entry
                         Bond was first certified, at the annual
                         rate stated on the face thereof, payable on May 1 and November 1 of each year
                         (the Interest Payment Dates) and at
                         maturity or, upon earlier redemption,
                         the date of redemption. Each payment of interest shall include interest accrued to but excluding the Interest Payment
                         Date.

Calculation of           Interest (including payments for partial
Interest:                periods) will be calculated on the basis
                         of a 360-day year of twelve 30-day
                         months. Interest will not accrue on the 31st day of any month.

Payments of              Promptly after the close of business on
Interest:                April 15 or October 15 (the Record
                         Dates), State Street will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Global
                         Security on the following Interest
                         Payment Date (other than an Interest
                         Payment Date coinciding with a maturity
                         date or a redemption date) and the total of such amounts. Standard & Poor's
                         Corporation will use the information
                         received in the pending deposit message
                         described under Settlement Procedure "C" below in order to include the amount of any interest payment and certain other information regarding the related Global
                         Security in the appropriate daily bond
                         report published by Standard & Poor's
                         Corporation.  DTC will confirm the
                         amount payable on each Global Security
                         on such Interest Payment Date by
                         reference to the appropriate bond
                         reports published by Standard & Poor's
                         Corporation.  The Company will pay to
                         State Street the total amount of
                         interest due on such Interest Payment
                         Date (other than on a maturity date or a redemption date), and State Street will pay such amount to DTC at the times and in the manner set forth below. If any Interest Payment Date for a Book-Entry
                         Bond is not a Business Day, the payment
                         due on such day shall be made on the
                         next succeeding Business Day and no
                         interest shall accrue on such payment
                         for the period from and after such
                         Interest Payment Date.  On each Interest
                         Payment Date, interest payments shall be made to DTC in same day funds in accordance with existing arrangements between State Street and DTC.
                         Thereafter, on each such date, DTC will
                         pay, in accordance with its SDFS
                         operating procedures then in effect,
                         such amounts in funds available for
                         immediate use to the respective
                         Participants in whose names the Book-
                         Entry Bonds represented by such Global
                         Securities are recorded in the book-
                         entry system maintained by DTC. Neither the Company, nor State Street, nor the Agent shall have any direct responsibility or liability for the payment by DTC to such Participants of the principal of and interest on the Book-Entry Bonds.

                         The amount of any taxes required under
                         applicable law to be withheld from any
                         interest payment on a Book-Entry Bond
                         will be determined and withheld by the
                         Participant, indirect participant in
                         DTC, or other person responsible for
                         forwarding payments and materials
                         directly to the beneficial owner of such Bond.

                         The first payment of interest on any
                         Bond originally issued between a Record
                         Date and an Interest Payment Date will
                         be made on the Interest Payment Date
                         following the next succeeding Record
                         Date.

Payment at Maturity      On or about the first Business Day of
and Redemption:          each month, State Street will deliver to
                         the Company and DTC a written list of
                         principal and interest to be paid on
                         each Global Security maturing either on
                         a maturity date or any redemption date
                         in the following month. The Company and DTC will confirm with State Street the amounts of such principal and interest payments with respect to each such Global Security on or about the fifth
                         Business Day preceding any such maturity date or redemption date, as the case may be, of such Global Security. The
                         Company will pay to State Street the
                         principal amount of such Global
                         Security, together with interest due on
                         such maturity date or redemption date.
                         State Street will pay such amounts to
                         DTC at the times and in the manner set
                         forth below.  If the maturity date or
                         the redemption date of a Global Security representing Book-Entry Bonds is not a Business Day, the payment due on such day shall be made on the next succeeding
                         Business Day and no interest shall
                         accrue on such payment for the period
                         from and after such maturity date or the redemption date. Promptly after payment to DTC of the principal and interest due on the maturity date or the redemption date of such Global Security and its return by DTC, State Street will cancel such Global Security in accordance with the terms of the Indenture.

                         The total amount of any principal and
                         interest due on Global Securities on any Interest Payment Date or on the maturity date or a redemption date shall be paid by the Company to State Street in immediately available funds for use by State Street on such date. Prior to 10 A.M. (New York City time) on each maturity date or redemption date or as soon as possible thereafter, State Street will pay by separate wire transfer (using Fedwire message entry instructions in a form previously agreed to with DTC) to an account at the Federal Reserve Bank of New York previously agreed to with DTC, in funds available for immediate use by DTC, each payment of principal (together with interest thereon) due on Global Securities on any maturity date or redemption date.

Rate Setting and         The Company and the Agent will discuss
Posting:                 from time to time the aggregate
                         principal amount of, the issuance price
                         of, and the interest rates to be borne
                         by, Bonds that may be sold as a result
                         of the solicitation of offers by the
                         Agents.  If the Company decides to set
                         prices of, and rates borne by, any Bonds in respect of which the Agent is to solicit offers (the setting of such prices and rates to be referred to herein as "posting") or if the Company decides to change prices or rates previously posted, it will promptly advise the Agent of the prices and rates to be posted.

                         The Bonds will be sold at a price,
                         exclusive of accrued interest, which
                         will be not less than 95% nor more than
                         100% of the principal amount and at an
                         interest rate which will be a multiple
                         of 1/8 of 1%.  Any discount will not be
                         greater than 1/4 of 1% for each year to
                         maturity.

Acceptance and           The Company shall have the sole right to
Rejection of             accept offers to purchase Bonds from the
Offers:                  Company and may reject any such offer in
                         whole or in part.  The Agent shall
                         communicate to the Company, orally or in writing, each reasonable offer to purchase Bonds from the Company received by it, other than those rejected by such Agent. The Agent shall have the right, in its discretion reasonably exercised, to reject any offer in whole or in part.

Settlement:              The receipt of immediately available
                         funds by the Company in payment for a
                         Book-Entry Bond and the certification
                         and issuance of the Global Security
                         representing such Bond shall, with
                         respect to such Bond, constitute
                         settlement. The date of such settlement is herein referred to as the Settlement
                         Date.  All offers accepted by the
                         Company will be settled on the third
                         business day next succeeding the date of acceptance unless otherwise agreed by the purchaser and the Company. The
                         Settlement Date shall be specified upon
                         acceptance of an offer.

Settlement               In the event of a purchase of Bonds by
Procedures:              the Agent, as principal, appropriate
                         settlement details will be set forth in
                         the applicable Terms Agreement to be
                         entered into between the Agent and the
                         Company pursuant to the Distribution
                         Agreement.

                         Settlement Procedures with regard to
                         each Book-Entry Bond sold by the Agent,
                         as agent, shall be as follows:

                         A.  The Agent will advise the Company of
                             the following settlement
                             information:

                             1.  Principal Amount.

                             2.  Price of the Bonds.

                             3.  Original Issue Discount, if any.

                             4.  Maturity Date.

                             5.  Interest Rate.

                             6.  Redemption Provisions.

                             7.  Agent's Commission.

                             8.  Settlement Date.

                         B.  The Company will notify State Street
                             by telephone of the information set
                             forth in Settlement Procedure "A"
                             above and the original issue date of
                             the Bond.  State Street will assign
                             a CUSIP number to the Global
                             Security representing such Bond.
                             State Street will also notify the
                             Company and the Agent of such CUSIP
                             number by telephone as soon as
                             practicable.

                         C.  State Street will enter a pending
                             deposit message through DTC's
                             Participant Terminal System,
                             providing the following settlement
                             information to DTC, such information
                             will be routed to Standard & Poor's
                             Corporation through DTC:

                             1.  The information set forth in
                                 Settlement Procedure "A".

                             2.  Initial Interest Payment Date
                                 for such Bond, number of days by
                                 which such date succeeds the
                                 related Record Date and amount
                                 of interest payable on such
                                 Interest Payment Date.

                             3.  CUSIP number of the Global
                                 Security representing such Bond.

                             4.  Whether such Global Security
                                 will represent any other Book-
                                 Entry Bond (to the extent known
                                 at such time).

                         D.  The Company shall telecopy (promptly
                             followed by the original) to State
                             Street the certificate as to form
                             relating to the Global Security
                             representing such Bonds.  As soon as
                             practicable thereafter, the Company
                             will provide State Street with any
                             additional information set forth
                             above.

                         E.  The Company will prepare the Global
                             Security in the form set forth in
                             the Indenture, with specific terms
                             as pre-approved by the Company, the
                             Agent, and State Street.

                         F.  The Company will cause State Street
                             to issue, certify, and deliver the
                             Global Security representing such
                             Bonds.  State Street will hold the
                             Global Security as DTC's agent.

                         G.  DTC will credit such Bond to the
                             participant account of State Street,
                             acting as DTC's agent, at DTC.

                         H.  State Street will enter an SDFS
                             deliver order through DTC's
                             Participant Terminal System
                             instructing DTC to (i) debit such
                             Bond to State Street's participant
                             account and credit such Bond to the
                             Agent's participant account and (ii)
                             debit the Agent's settlement account
                             and credit State Street's settlement
                             account for an amount equal to the
                             price of such Bond less the Agent's
                             commission.  The entry of such a
                             deliver order shall constitute a
                             representation and warranty by State
                             Street to DTC that (a) the Global
                             Security representing such Book-
                             Entry Bond has been issued and
                             certified and (b) State Street is
                             holding such Global Security
                             pursuant to the Medium-Term Note
                             Certificate Agreement between State
                             Street and DTC.

                         I.  The Agent will enter an SDFS deliver
                             order through DTC's Participation
                             Terminal System instructing DTC (i)
                             to debit such Bond to the Agent's
                             participant account and credit such
                             Bond to the participant accounts of
                             the Participant with respect to such
                             Bond and (ii) to debit the
                             settlement accounts of such
                             Participant and credit the
                             settlement account of the Agent for
                             an amount equal to the price of such
                             Bond.

                         J.  State Street will transfer to the
                             account of the Company maintained at
                             the Bank of Boston in Boston,
                             Massachusetts in immediately
                             available funds in the amount
                             transferred to State Street in
                             accordance with Settlement Procedure
                             "H".

                         K.  The Agent will confirm the purchase
                             of such Bond to the purchaser either
                             by transmitting to the Participants
                             with respect to such Bond a
                             confirmation order or orders through
                             DTC's institutional delivery system
                             or by mailing a written confirmation
                             to such purchaser.

                         L.  Transfers of funds in accordance
                             with SDFS deliver orders described
                             in Settlement Procedures "H" and "I"
                             will be settled in accordance with
                             SDFS operating procedures in effect
                             on the Settlement Date.

                         M.  Upon written request by the Company,
                             State Street will send to the
                             Company a statement setting forth
                             the principal amount of the Bonds
                             outstanding as of that date, after
                             giving effect to such transaction
                             and all other orders of which the
                             Company has advised State Street but
                             which have not yet been settled.

Settlement Procedures    For offers of Book-Entry Bonds solicited
Timetable:               by the Agent and accepted by the
                         Company, Settlement Procedures "A"
                         through "M" set forth above shall be
                         completed on or before the respective
                         times set forth below:

                         Settlement
                         Procedure              Time
                         ----------             ----

                             A           11:00 A.M. on the
                                           acceptance date
                             B           12:00 Noon on the
                                           acceptance date
                             C            2:00 P.M. on the
                                           acceptance date
                             D-E          9:00 A.M. on the
                                           Settlement Date
                             F-G         11:00 A.M. on the
                                           Settlement Date
                             H-I          2:00 P.M. on the
                                           Settlement Date
                             J-K          4:45 P.M. on the
                                           Settlement Date
                             L-M          5:00 P.M. on the
                                           Settlement Date

                         If a sale is to be settled more than one
                         Business Day after the sale, Settlement
                         Procedures "A", "B" and "C" shall be
                         completed as soon as practicable, but
                         not later than 11:00 A.M., 12:00 Noon
                         and 2:00 P.M., respectively, on the
                         first Business Day after the acceptance
                         date. Settlement Procedures "J" and "L" are subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

                         If a sale is to be settled on a date
                         after the third Business Day next
                         succeeding the date of acceptance,
                         Settlement Procedures "A" through "C"
                         shall be completed no later than the
                         third Business Day immediately preceding the Settlement Date.

                         If settlement of a Book-Entry Bond is
                         rescheduled or cancelled, the Company
                         will instruct State Street to deliver to DTC a cancellation message to such effect by no later than 12:00 Noon on the Business Day immediately preceding the scheduled Settlement Date and State Street will enter such order by 2:00 P.M. through DTC's Participation Terminal System.

Failure to               If after entry of a deliver order under
Settle:                  Settlement Procedure "H" or "I", a trade
                         does not settle, State Street may
                         deliver to DTC, through DTC's
                         Participant Terminal System, as soon as
                         practicable, a withdrawal message
                         instructing DTC to debit such Bond to
                         State Street's participant account,
                         provided that State Street's participant account contains a principal amount of the Global Security representing such
                         Bond that is at least equal to the
                         principal amount to be debited.  If a
                         withdrawal message is processed with
                         respect to all the Book-Entry Bonds
                         represented by Global Security, State
                         Street will mark such Global Security
                         "cancelled", make appropriate entries in
                         State Street's records and send such
                         cancelled Global Security to the
                         Company.  The CUSIP number assigned to
                         such Global Security shall be cancelled
                         and not immediately reassigned.  If a
                         withdrawal message is processed with
                         respect to one or more, but not all, of
                         the Book-Entry Bonds represented by a
                         Global Security, State Street will
                         exchange such Global Security for
                         another Global Security, which shall
                         represent the Book-Entry Bonds
                         previously represented by the
                         surrendered Global Security with respect to which a withdrawal message has not been processed and shall bear the CUSIP number of the surrendered Global
                         Security.

                         If the purchase price for any Book-Entry
                         Bond is not timely paid to the
                         Participant with respect to such Bond by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participant and, in turn, the Agent for such Bond may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures "I" and "H", respectively. Thereafter, State Street will deliver the withdrawal message and take the related actions described in the preceding paragraph.

                         Notwithstanding the foregoing, upon any
                         failure to settle with respect to a
                         Book-Entry Bond, DTC may take any
                         actions in accordance with its SDFS
                         operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Bonds to have been represented by a Global Security, State Street will provide, in accordance with Settlement Procedure "F", for the certification and issuance of a Global Security representing the other Book-Entry Bonds to have been represented by such Global Security and will make appropriate entries in its records.

Suspension of            Subject to its representations,
Solicitation;            warranties and covenants contained in
Amendment or             the Distribution Agreement, the Company
Supplement:              may instruct the Agent to suspend
                         solicitation of purchases at any time.
                         Upon receipt of such instructions the
                         Agent will forthwith suspend
                         solicitation of purchases from the
                         Company until such time as the Company
                         has advised them that solicitation of
                         purchases may be resumed.  If the
                         Company decides to amend or supplement
                         the Registration Statement or the
                         Prospectus relating to the Bonds (other
                         than by the filing of an amendment or
                         supplement relating solely to the terms
                         of an issue of Bonds, a change in the
                         principal amount of Bonds remaining to
                         be sold, or similar changes) it will
                         promptly advise the Agent and State
                         Street and will furnish counsel to the
                         Agent with copies of the proposed
                         amendment or supplement, other than a
                         current report on Form 8-K.

                         In the event that at the time the
                         solicitation of purchases from the
                         Company is suspended there shall be any
                         offers outstanding which have not been
                         settled, the Company will promptly
                         advise the Agent and State Street
                         whether such offers may be settled and
                         whether copies of the Prospectus as
                         theretofore amended and/or supplemented
                         as in effect at the time of the
                         suspension may be delivered in
                         connection with the settlement of such
                         offers.  The Company will have the sole
                         responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such offers may not be settled or that copies of such Prospectus may not be so delivered.

Preparation of           If any offer to purchase a Bond is
Pricing Supplement:      accepted by or Company, the Company,
                         with the approval of the Agent, will
                         prepare a pricing supplement (a Pricing
                         Supplement) reflecting the terms of such Bond and will arrange to file the Pricing Supplement with the Securities and Exchange Commission in accordance with the applicable paragraph of Rule
                         424(b) under the Act and will supply at
                         least 10 copies thereof (or additional
                         copies if requested) to the Agent.  The
                         Agent will cause a Prospectus and the
                         appropriate Pricing Supplement to
                         accompany or precede each written
                         confirmation of a sale sent to each
                         purchaser or his agent.

                         In each instance that a Pricing
                         Supplement is prepared, the Agent will
                         affix the Pricing Supplement to
                         Prospectuses prior to their use.
                         Outdated Pricing Supplements (other than those retained for files) will be destroyed.

State Street not to      Nothing herein shall be deemed to
risk own funds:          require State Street to risk its own
                         funds in connection with any payment to
                         the Company, or the Agent, or the
                         purchaser, it being understood by all
                         parties that payments made by State
                         Street to either the Company, the Agent
                         or the purchaser shall be made only to
                         the extent that funds are provided to
                         State Street for such purpose.

Duties of State Street:  State Street, in its capacity as trustee and otherwise, undertakes to perform
                         such duties and only such duties as are
                         specifically set forth in these
                         Administrative Procedures and in the
                         Indenture, as they may from time to time be supplemented, and no implied covenants or obligations shall be read into these Administrative Procedures against it. Nothing herein shall diminish any right or immunity that State Street shall have in its capacity as trustee under the Indenture.

Advertising Cost:        The Company will determine and approve,
                         with the Agent, the amount of
                         advertising, if any, that is appropriate in offering the Bonds. Any advertising expenses which are approved by the Company will be paid by the Company.

   PART II:  ADMINISTRATIVE PROCEDURES FOR CERTIFICATED BONDS


Date of Issuance:          Each Bond will initially be dated and
                           issued as of the date of its
                           certification by State Street.

Registration:              Bonds will be issued only in fully
                           registered form.

Denominations:             Bonds will be issued in principal
                           amounts of $1,000 or any integral
                           multiple thereof.

Interest:                  Each Bond will bear interest from its
                           original issue date, at the annual
                           rate stated on the face thereof,
                           payable on May 1 and November 1 of
                           each year (the Interest Payment Dates)
                           and at maturity or, upon earlier
                           redemption, the date of redemption.
                           Each payment of interest shall include
                           interest accrued to but excluding the
                           Interest Payment Date.

Calculation of Interest:   Interest (including payments for
                           partial periods) will be calculated on
                           the basis of a 360-day year of twelve
                           30-day months.  Interest will not
                           accrue on the 31st day of any month.

Payments of Interest:      Interest will be payable to the person
                           in whose name the Bond is registered
                           at the close of business on April 15
                           or October 15 (the Record Dates) next
                           preceding the Interest Payment Date;
                           provided, however, that interest
                           payable on a maturity date or a
                           redemption date will be payable to the
                           person to whom principal shall be
                           payable.

                           State Street, as paying agent, will be
                           responsible for withholding taxes on
                           interest paid as required by law.

                           The first payment of interest on any
                           Bond originally issued between a
                           Record Date and an Interest Payment
                           Date will be made on the Interest
                           Payment Date following the next
                           succeeding Record Date.

Payment at Maturity and    Upon presentation of each Bond at
Redemption:                maturity or upon maturity or upon
                           redemption, State Street will pay the
                           principal amount thereof, together
                           with accrued interest due at maturity
                           or the date of such redemption, as the
                           case may be.  Such payment shall be
                           made in immediately available funds,
                           provided that the Bond is presented to
                           State Street in time for State Street
                           to make payments in such funds in
                           accordance with its normal procedures.
                           The Company will provide State Street
                           with funds available for immediate use
                           for such purpose.  Bonds presented at
                           maturity or upon redemption will be
                           cancelled by State Street as provided
                           in the Indenture.

Rate Setting and Posting:  The Company and the Agent will discuss from time to time the aggregate
                           principal amount of, the issuance
                           price of, and the interest rates to be
                           borne by, Bonds that may be sold as a
                           result of the solicitation of offers
                           by the Agents.  If the Company decides
                           to set prices of, and rates borne by,
                           any Bonds in respect of which the
                           Agent is to solicit offers (the
                           setting of such prices and rates to be
                           referred to herein as "posting") or if
                           the Company decides to change prices
                           or rates previously posted, it will
                           promptly advise the Agent of the
                           prices and rates to be posted.

                           The Bonds will be sold at a price,
                           exclusive of accrued interest, which
                           will be not less than 95% nor more
                           than 100% of the principal amount and
                           at an interest rate which will be a
                           multiple of 1/8 of 1%.  Any discount
                           will not be greater than 1/4 of 1% for
                           each year to maturity.

Acceptance and             The Company shall have the sole right
Rejection of Offers:       to accept offers to purchase Bonds
                           from the Company and may reject any
                           such offer in whole or in part.  The
                           Agent shall communicate to the
                           Company, orally or in writing, each
                           reasonable offer to purchase Bonds
                           from the Company received by it, other
                           than those rejected by such Agent.
                           The Agent shall have the right, in its
                           discretion reasonably exercised, to
                           reject any order in whole or in part.

Settlement:                The receipt of immediately available
                           funds by the Company in payment for a
                           Bond and the certification and
                           issuance of such Bond shall, with
                           respect to such Bond, constitute
                           settlement.  The date of such
                           settlement is herein referred to as
                           the Settlement Date.  All offers
                           accepted by the Company will be
                           settled on the third business day next
                           succeeding the date of acceptance
                           unless otherwise agreed by the
                           purchaser and the Company.  The
                           Settlement Date shall be specified
                           upon acceptance of an offer.

Settlement Procedures:     In the event of a purchase of Bonds by
                           the Agent, as principal, appropriate
                           settlement details will be set forth
                           in the applicable Terms Agreement to
                           be entered into between the Agent and
                           the Company pursuant to the
                           Distribution Agreement.

                           Settlement Procedures with regard to
                           each Bond sold by the Agent, as agent,
                           shall be as follows:

                           A.   The Agent will advise the Company
                                of the following settlement
                                information:

                                1.   Principal Amount.

                                2.   Exact name in which the
                                     Bonds are to be registered
                                     (Registered Owner).

                                3.   Exact address of the
                                     Registered Owner and address
                                     for payment of principal and
                                     interest.

                                4.   Taxpayer identification
                                     number of the Registered
                                     Owner (if available).

                                5.   Principal amount of each
                                     Bond to be delivered to the
                                     Registered Owner.

                                6.   Price of the Bonds.

                                7.   Original Issue Discount, if
                                     any.

                                8.   Maturity Date.

                                9.   Interest Rate.

                                10.  Redemption Provisions.

                                11.  Agent's Commission.

                                12.  Settlement Date.

                           B.   The Company shall telecopy
                                (promptly followed by the
                                original) to State Street the
                                certificate as to form relating
                                to the Bonds.  As soon as
                                practicable thereafter, the
                                Company will provide State Street
                                with any additional information
                                set forth above.

                           C.   The Company will prepare the
                                Bonds in the form set forth in
                                the Indenture, with specific
                                terms as pre-approved by the
                                Company, the Agent, and State
                                Street.

                           D.   The Company will cause State
                                Street to issue, certify, and
                                deliver Bonds.

                           E.   State Street will deliver the
                                Bonds in accordance with the
                                Company's instructions provided
                                in the settlement information
                                (with confirmation) to the Agent
                                against written evidence of
                                receipt by the Agent.

                           F.   The Agent will deliver the Bonds
                                (with confirmation) to the
                                purchaser against payment in
                                immediately available funds.

                           G.   The Agent will deposit, in funds
                                available for immediate use, an
                                amount equal to the price of the
                                Bond, less the applicable
                                commission, received under
                                Settlement Procedure "F", into
                                the Company's account at Bank of
                                Boston, Boston, Massachusetts.

                           H.   The Agent will obtain a written
                                acknowledgement of receipt of the
                                Bonds by the purchaser.

                           I.   Upon written request by the
                                Company, State Street will send
                                to the Company a statement
                                setting forth the principal
                                amount of the Bonds outstanding
                                as of that date, after giving
                                effect to such transaction and
                                all other orders of which the
                                Company has advised State Street
                                but which have not yet been
                                settled.

Settlement Procedures      For offers accepted by the Company,
Timetable:                 Settlement Procedures "A" through "I"
                           set forth above shall be completed on
                           or before the respective times set
                           forth below:

                              Settlement
                              Procedure         Time
                              ----------        ----

                              A                 11:00 A.M. on the
                                                first Business
                                                Day after the
                                                acceptance date.

                              B                 3:00 P.M. on the
                                                first Business
                                                Day after the
                                                acceptance date.

                              C-E               11:00 A.M. on the
                                                Settlement Date.

                              F-I               4:00 P.M. on the
                                                Settlement Date.

                           If a sale is to be settled on a date
                           after the third Business Day next
                           succeeding the date of acceptance,
                           Settlement Procedures "A" through "B"
                           shall be completed no later than the
                           third Business Day immediately
                           preceding the settlement date.

Failure to Settle:         In the event that a purchaser of a
                           Bond from the Company shall fail to
                           accept delivery of a Bond on the
                           Settlement Date, the Agent will
                           forthwith notify State Street and the
                           Company by telephone, confirmed in
                           writing, of such failure, and return
                           the Bond to State Street.  Upon
                           receipt by State Street of the Bond
                           from the Agent, State Street will
                           immediately advise the Company of such
                           receipt and the Company will promptly
                           arrange to credit the account of the
                           Agent in an amount of immediately
                           available funds equal to the amount
                           previously paid by the Agent in
                           respect of the Bond.  Such debits and
                           credits will be made on the Settlement
                           Date, if possible, and in any event
                           not later than the business day
                           following the Settlement Date.

                           Upon receipt of the Bond in respect of
                           which the default occurred, State
                           Street will cancel the Bond in
                           accordance with the Indenture.

Use of Funds:              If after payment for a Bond having
                           been made by the Agent to the
                           Company's account, a failure occurs
                           for any reason other than default by
                           the Agent in the performance of its
                           obligations hereunder or under the
                           Distribution Agreement, the Company
                           will reimburse the Agent on an
                           equitable basis for its loss of the
                           use of the funds during the period
                           when the funds were credited to the
                           account of the Company.  If the Agent
                           fails to perform its obligations
                           hereunder or under the Distribution
                           Agreement, which results in the
                           Company's loss of the use of funds,
                           including, without limitation, failure
                           to credit to the Company's account the
                           appropriate amount of the payment of a
                           Bond in funds available for immediate
                           use in accordance with the above
                           specified timetable, the Agent will
                           reimburse the Company on an equitable
                           basis for its loss of the use of the
                           funds resulting from such default by
                           the Agent.

Suspension of              Subject to its representations,
Solicitation;              warranties and covenants contained in
Amendment or               the Distribution Agreement, the
Supplement:                Company may instruct the Agent to
                           suspend solicitation of purchases at
                           any time.  Upon receipt of such
                           instructions the Agent will forthwith
                           suspend solicitation of purchases from
                           the Company until such time as the
                           Company has advised them that
                           solicitation of purchases may be
                           resumed.  If the Company decides to
                           amend or supplement the Registration
                           Statement or the Prospectus relating
                           to the Bonds (other than by the filing
                           of an amendment or supplement relating
                           solely to the terms of an issue of
                           Bonds, a change in the principal
                           amount of Bonds remaining to be sold,
                           or similar changes), it will promptly
                           advise the Agent and State Street and
                           will furnish counsel to the Agent with
                           copies of the proposed amendment or
                           supplement, other than a Current
                           Report on Form 8-K.

                           In the event that at the time the
                           solicitation of purchases from the
                           Company is suspended there shall be
                           any offers outstanding which have not
                           been settled, the Company will
                           promptly advise the Agent and State
                           Street whether such offers may be
                           settled and whether copies of the
                           Prospectus as theretofore amended
                           and/or supplemented as in effect at
                           the time of the suspension may be
                           delivered in connection with the
                           settlement of such offers.  The
                           Company will have the sole
                           responsibility for such decision and
                           for any arrangements which may be made
                           in the event that the Company
                           determines that such offers may not be
                           settled or that copies of such
                           Prospectus may not be so delivered.

Preparation of Pricing     If any offer to purchase a Bond is
Supplement; Delivery       accepted by or on behalf of the
of Prospectus:             Company, the Company, with the
                           approval of the Agent, will prepare a
                           pricing supplement (a Pricing
                           Supplement) reflecting the terms of
                           such Bond and will arrange to file the
                           Pricing Supplement with the Securities
                           and Exchange Commission in accordance
                           with the applicable paragraph of Rule
                           424(b) under the Act and will supply
                           at least 10 copies thereof (or
                           additional copies if requested) to the
                           Presenting Agent.  The Agent will
                           cause a Prospectus and the appropriate
                           Pricing Supplement to accompany or
                           precede (a) each written confirmation
                           of a sale sent to a purchaser or his
                           agent and (b) each Bond delivered to a
                           customer or his agent.

                           In each instance that a Pricing
                           Supplement is prepared, the Agent will
                           affix the Pricing Supplement to
                           Prospectuses prior to their use.
                           Outdated Pricing Supplements (other
                           than those retained for files) will be
                           destroyed.

State Street not           Nothing herein shall be deemed to
to risk own funds:         require State Street to risk its own
                           funds in connection with any payment
                           to the Company, or the Agent, or the
                           purchaser, it being understood by all
                           parties that payments made by State
                           Street to either the Company, the
                           Agent or the purchaser shall be made
                           only to the extent that funds are
                           provided to State Street for such
                           purpose.

Duties of State Street:    State Street, in its capacity as
                           trustee and otherwise, undertakes to
                           perform such duties and only such
                           duties as are specifically set forth
                           in these Administrative Procedures and
                           in the Indenture, as they may from
                           time to time be supplemented, and no
                           implied covenants or obligations shall
                           be read into these Administrative
                           Procedures against it.  Nothing herein
                           shall diminish any right or immunity
                           that State Street shall have in its
                           capacity as trustee under the
                           Indenture.

Advertising Cost:          The Company will determine and
                           approve, with the Agent, the amount of
                           advertising, if any, that is
                           appropriate in offering the Bonds.
                           Any advertising expenses which are
                           approved by the Company will be paid
                           by the Company.